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                                                             Exhibit 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BFT ACQUISITION CORPORATION

                          ____________________________


                                  ARTICLE FIRST
          The name of the corporation (herein called the "Corporation") is BFT Acquisition Corporation.

                                 ARTICLE SECOND

          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The corporation Trust Company.

                                  ARTICLE THIRD
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.




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                                 ARTICLE FOURTH

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand shares, all of which shall be of one class, shall be designated Common Stock and shall have a par value of one cent ($0.01) per share.

                                  ARTICLE FIFTH
          The name and mailing address of the incorporator is as follows:

          Name                               Mailing Address

     Victoria Barnes                         c/o O'Sullivan Graev & Karabell
                                             30 Rockefeller Plaza
                                             4lSt Floor
                                             New York, New York  10112

                                  ARTICLE SIXTH
          The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

                                 ARTICLE SEVENTH

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to



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the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE EIGHTH

          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

          (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:


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               (i)  to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

               (ii) without the assent or vote of the stockholders, to authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its Bole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

               (iii) to determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

               (iv) to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

          In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things


                                       -4-
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          as may be exercised or done by the Corporation, subject,
          nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

          (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

          (c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).

                                  ARTICLE NINTH

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation


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under the provisions of Section 291 of Title 8 of the Delaware Code or on the
application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to , which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, Do HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand as of the 14th day of November, 1988.


                                   /s/ Victoria Barnes
                                   _____________________________
                                       Victoria Barnes
                                       Sole Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BFT ACQUISITION CORPORATION


          We, the undersigned, R.J. Blenderman and Tom Schmidt, President and Secretary, respectively, of BFT Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware, on behalf of said Corporation, hereby certify as follows:

          FIRST: The Certificate of Incorporation of the Corporation shall be amended by deleting ARTICLE FIRST thereof and inserting in place thereof a new ARTICLE FIRST to read an follows:

               "FIRST: The name of the corporation (herein called the "Corporation") shall be "Trappey's Fine Foods, Inc."

               SECOND: That, by unanimous written consent of the Board of Directors of the Corporation in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth the foregoing amendment to the Certificate of Incorporation, declaring said amendment to the Certificate of Incorporation, declaring said amendment to be advisable and seeking the written consent of the directors of the Corporation to such amendment.


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          THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware by written consent of the directors of the Corporation in lieu of a meeting.

          IN WITNESS WHEREOF, we have executed this Certificate this 12 day of December, 1988.


                                             /s/
                                             ----------------------------
                                             President


                                             /s/
                                             ----------------------------
                                             Secretary













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                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           TRAPPEY'S FINE FOODS, INC.


          Trappey's Fine Foods, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the company is Trappey's Fine Foods, Inc. The date of filing of the company's original certificate of incorporation with the Secretary of State was November 15, 1988. A Certificate of Amendment was filed with the Secretary of State on December 14, 1988.

          2. The first paragraph of Article Fourth of the Certificate of Incorporation is deleted and the following is inserted in lieu thereof:

                                 "ARTICLE FOURTH

               The total number of shares of all classes of stock which the Corporation shall have authority to issue is two thousand shares, all of which shall be of one class, shall be designated Common Stock and shall have a par value of one cent ($0.01) per share."

          3. This Amendment to the Certificate of Incorporation was duly adopted by the unanimous written consent of the shareholders in accordance with the applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.


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          IN WITNESS WHEREOF, Trappey's Fine Foods, Inc. has caused this
Amendment to be signed by its President duly authorized, and attested by its Secretary, this 26th day of June, 1989.


                                   TRAPPEY'S FINE FOODS, INC.


                                   By:  /s/ Ronald J. Blenderman, Jr.
                                        -----------------------------
                                        Ronald J. Blenderman, Jr.

                                        President and
                                        Chief Executive Officer


ATTEST:


By: /s/ Tom Schmidt
    --------------------------
    Tom Schmidt
    Secretary


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                                STATE OF DELAWARE
                       CERTIFICATE FOR RENEWAL AND REVIVAL
                                   OF CHARTER



________________________________________________, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is Trappey's Fine Foods, Inc.
          ____________________________________________

     2. Its registered office in the State of Delaware is located 1209 Orange Street, City of: Wilmington Zip Code: 19801 County of: New Castle the name of its registered agent is: The Corporation Trust Company.

     3. The date of filing of the original Certificate of Incorporation in Delaware was 11/15/88.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, A.D. 1995, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

          IN TESTIMONY WHEREOF, and in compliance with the provision of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Vincent J. Piere the last and acting President, and Paul C.P. McIlhenny, the last and acting Secretary, have hereunto set their hands to this certificate this 26th day of June, 1997.



                                        /s/
                                        ----------------------------
                                        Last and Acting President

                              ATTEST:

                                        /s/
                                        ----------------------------
                                        Last and Acting Secretary